Issuer Free Writing Prospectus Filed by Mitsubishi UFJ Financial Group, Inc.
Pursuant to Rule 433 Reg-Statement No. 333-209455 July 17, 2018

3-Year Floating Rate Notes Due 2021

3-Year Fixed Rate Notes Due 2021

5-Year Floating Rate Notes Due 2023

5-Year Fixed Rate Notes Due 2023

Re-Opening of 3.961% Notes Due 2028

20-Year Fixed Rate Notes Due 2038

3-Year Floating Rate Notes Due 2021

Issuer:	Mitsubishi UFJ Financial Group, Inc.

Size:	U.S.$750,000,000

Issuer Ratings (Moody’s / S&P / Fitch) *:	A1 / A- / A

Expected Security Ratings (Moody’s / S&P / Fitch) *:	A1 / A- / A

Security Type:	Senior Notes

Currency:	U.S.$

Interest:	Per annum rate equal to U.S. Dollar 3-month LIBOR + 65 basis points

Trade Date:	July 17, 2018

Settlement Date:	July 26, 2018

Maturity:	July 26, 2021

Interest Payment Dates:	Quarterly in arrears on January 26, April 26, July 26 and October 26 of each year.

First Interest Payment Date:	October 26, 2018

Pricing Benchmark:	U.S. Dollar 3-month LIBOR

Spread to Benchmark:	65 basis points

Issue Price:	100% of principal amount plus accrued interest, if any, from July 26, 2018

Underwriting Discount:	0.25%

Net Proceeds before Expenses:	U.S.$748,125,000

Day Count:	Actual/360

Business Days:	New York, Tokyo and London Banking Day

Business Day Convention:	Modified Following Business Day Convention (Following Business Day Convention for the maturity date and any other date fixed for redemption)

Denominations:	U.S.$2,000 x U.S.$1,000

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Governing Law:	New York law

Billing & Delivering:	MUFG Securities Americas Inc.

Joint Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC MUFG Securities Americas Inc.
J.P. Morgan Securities LLC

Senior Co-Managers:	Barclays Capital Inc.

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

Co-Managers:	BNP Paribas

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Nomura Securities International, Inc.

RBC Capital Markets, LLC

Société Générale

Wells Fargo Securities, LLC

Security Codes:	CUSIP: 606822 AX2

ISIN: US606822AX27

Common Code: 185751996

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus (as defined below).

3-Year Fixed Rate Notes Due 2021

Issuer:	Mitsubishi UFJ Financial Group, Inc.

Size:	U.S.$750,000,000

Issuer Ratings (Moody’s / S&P / Fitch) *:	A1 / A- / A

Expected Security Ratings (Moody’s / S&P / Fitch) *:	A1 / A- / A

Security Type:	Senior Notes

Currency:	U.S.$

Interest:	3.535% per annum

Trade Date:	July 17, 2018

Settlement Date:	July 26, 2018

Maturity:	July 26, 2021

Interest Payment Dates:	Semi-annually in arrears on January 26 and July 26 of each year

First Interest Payment Date:	January 26, 2019

Pricing Benchmark:	2.625% due 7/2021

Benchmark Spot (Price/Yield):	99-26+ / 2.685%

Spread to Benchmark:	85 basis points

Issue Price:	100% of principal amount plus accrued interest, if any, from July 26, 2018

Yield to Maturity:	3.535%

Underwriting Discount:	0.25%

Net Proceeds before Expenses:	U.S.$748,125,000

Day Count:	30/360

Business Days:	New York and Tokyo

Business Day Convention:	Following Business Day Convention

Denominations:	U.S.$2,000 x U.S.$1,000

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Governing Law:	New York law

Billing & Delivering:	MUFG Securities Americas Inc.

Joint Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC MUFG Securities Americas Inc.

J.P. Morgan Securities LLC

Senior Co-Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. HSBC Securities (USA) Inc.

Co-Managers:	BNP Paribas Credit Agricole Securities (USA) Inc. Credit Suisse Securities (USA) LLC Nomura Securities International, Inc. RBC Capital Markets, LLC Société Générale Wells Fargo Securities, LLC

Security Codes:	CUSIP: 606822 AW4 ISIN: US606822AW44 Common Code: 185740099

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus (as defined below).

5-Year Floating Rate Notes Due 2023

Issuer:	Mitsubishi UFJ Financial Group, Inc.

Size:	U.S.$800,000,000

Issuer Ratings (Moody’s / S&P / Fitch) *:	A1 / A- / A

Expected Security Ratings (Moody’s / S&P / Fitch) *:	A1 / A- / A

Security Type:	Senior Notes

Currency:	U.S.$

Interest:	Per annum rate equal to U.S. Dollar 3-month LIBOR + 86 basis points

Trade Date:	July 17, 2018

Settlement Date:	July 26, 2018

Maturity:	July 26, 2023

Interest Payment Dates:	Quarterly in arrears on January 26, April 26, July 26 and October 26 of each year.

First Interest Payment Date:	October 26, 2018

Pricing Benchmark:	U.S. Dollar 3-month LIBOR

Spread to Benchmark:	86 basis points

Issue Price:	100% of principal amount plus accrued interest, if any, from July 26, 2018

Underwriting Discount:	0.35%

Net Proceeds before Expenses:	U.S.$797,200,000

Day Count:	Actual/360

Business Days:	New York, Tokyo and London Banking Day

Business Day Convention:	Modified Following Business Day Convention (Following Business Day Convention for the maturity date and any other date fixed for redemption)

Denominations:	U.S.$2,000 x U.S.$1,000

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Governing Law:	New York law

Billing & Delivering:	Morgan Stanley & Co. LLC

Joint Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC MUFG Securities Americas Inc.

Citigroup Global Markets Inc.

Senior Co-Managers:	Barclays Capital Inc. HSBC Securities (USA) Inc. J.P. Morgan Securities LLC

Co-Managers:	BNP Paribas Credit Agricole Securities (USA) Inc. Credit Suisse Securities (USA) LLC Nomura Securities International, Inc. RBC Capital Markets, LLC Société Générale Wells Fargo Securities, LLC

Security Codes:	CUSIP: 606822 AZ7 ISIN: US606822AZ74 Common Code: 185892182

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus (as defined below).

5-Year Fixed Rate Notes Due 2023

Issuer:	Mitsubishi UFJ Financial Group, Inc.

Size:	U.S.$1,000,000,000

Issuer Ratings (Moody’s / S&P / Fitch) *:	A1 / A- / A

Expected Security Ratings (Moody’s / S&P / Fitch) *:	A1 / A- / A

Security Type:	Senior Notes

Currency:	U.S.$

Interest:	3.761% per annum

Trade Date:	July 17, 2018

Settlement Date:	July 26, 2018

Maturity:	July 26, 2023

Interest Payment Dates:	Semi-annually in arrears on January 26 and July 26 of each year

First Interest Payment Date:	January 26, 2019

Pricing Benchmark:	2.625% due 6/2023

Benchmark Spot (Price/Yield):	99-12 / 2.761%

Spread to Benchmark:	100 basis points

Issue Price:	100% of principal amount plus accrued interest, if any, from July 26, 2018

Yield to Maturity:	3.761%

Underwriting Discount:	0.35%

Net Proceeds before Expenses:	U.S.$996,500,000

Day Count:	30/360

Business Days:	New York and Tokyo

Business Day Convention:	Following Business Day Convention

Denominations:	U.S.$2,000 x U.S.$1,000

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Governing Law:	New York law

Billing & Delivering:	Morgan Stanley & Co. LLC

Joint Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC MUFG Securities Americas Inc.

Citigroup Global Markets Inc.

Senior Co-Managers:	Barclays Capital Inc. HSBC Securities (USA) Inc. J.P. Morgan Securities LLC

Co-Managers:	BNP Paribas Credit Agricole Securities (USA) Inc. Credit Suisse Securities (USA) LLC Nomura Securities International, Inc. RBC Capital Markets, LLC Société Générale Wells Fargo Securities, LLC

Security Codes:	CUSIP: 606822 BA1 ISIN: US606822BA15 Common Code: 185892271

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus (as defined below).

Re-opening of 3.961% Notes Due 2028

Issuer:	Mitsubishi UFJ Financial Group, Inc.

Size:	U.S.$800,000,000

Issuer Ratings (Moody’s / S&P / Fitch) *:	A1 / A- / A

Expected Security Ratings (Moody’s / S&P / Fitch) *:	A1 / A- / A

Security Type:	Senior Notes

Further Issue:	The Notes due 2028 will be issued as additional securities and will be consolidated and form a single series with the US$500,000,000 principal amount of 10-Year Fixed Rate Notes due 2028 originally issued on March 2, 2018.

Currency:	U.S.$

Interest:	3.961% per annum

Trade Date:	July 17, 2018

Settlement Date:	July 26, 2018

Maturity:	March 2, 2028

Interest Payment Dates:	Semi-annually in arrears on March 2 and September 2 of each year

First Interest Payment Date:	September 4, 2018 (with the same force and effect as if made on September 2, 2018)

Pricing Benchmark:	2.875% due 5/2028

Benchmark Spot (Price/Yield):	100-05 / 2.856%

Spread to Benchmark:	120 basis points

Issue Price:	99.248% of principal amount plus accrued interest from (and including) March 2, 2018 to (but excluding) the settlement date

Accrued Interest Payable to the Issuer:	$12,675,200, being the expected amount accrued from (and including) March 2, 2018 to (but excluding) the expected settlement date, July 26, 2018

Yield to Maturity:	4.056%

Underwriting Discount:	0.45%

Net Proceeds before Expenses and Accrued Interest:	U.S.$790,384,000

Day Count:	30/360

Business Days:	New York and Tokyo

Business Day Convention:	Following Business Day Convention

Denominations:	U.S.$2,000 x U.S.$1,000

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Governing Law:	New York law

Billing & Delivering:	MUFG Securities Americas Inc.

Joint Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC MUFG Securities Americas Inc.

J.P. Morgan Securities LLC

Senior Co-Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. HSBC Securities (USA) Inc.

Co-Managers:	BNP Paribas Credit Agricole Securities (USA) Inc. Credit Suisse Securities (USA) LLC Nomura Securities International, Inc. RBC Capital Markets, LLC Société Générale Wells Fargo Securities, LLC

Security Codes:	CUSIP: 606822 AV6 ISIN: US606822AV60 Common Code: 178608975

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus (as defined below).

20-Year Fixed Rate Notes Due 2038

Issuer:	Mitsubishi UFJ Financial Group, Inc.

Size:	U.S.$500,000,000

Issuer Ratings (Moody’s / S&P / Fitch) *:	A1 / A- / A

Expected Security Ratings (Moody’s / S&P / Fitch) *:	A1 / A- / A

Security Type:	Senior Notes

Currency:	U.S.$

Interest:	4.286% per annum

Trade Date:	July 17, 2018

Settlement Date:	July 26, 2018

Maturity:	July 26, 2038

Interest Payment Dates:	Semi-annually in arrears on January 26 and July 26 of each year

First Interest Payment Date:	January 26, 2019

Pricing Benchmark:	3% due 2/2048

Benchmark Spot (Price/Yield):	100-21 / 2.966%

Spread to Benchmark:	132 basis points

Issue Price:	100% of principal amount plus accrued interest, if any, from July 26, 2018

Yield to Maturity:	4.286%

Underwriting Discount:	0.875%

Net Proceeds before Expenses:	U.S.$495,625,000

Day Count:	30/360

Business Days:	New York and Tokyo

Business Day Convention:	Following Business Day Convention

Denominations:	U.S.$2,000 x U.S.$1,000

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Governing Law:	New York law

Billing & Delivering:	Morgan Stanley & Co. LLC

Joint Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC MUFG Securities Americas Inc.

Citigroup Global Markets Inc.

Senior Co-Managers:	Barclays Capital Inc. HSBC Securities (USA) Inc. J.P. Morgan Securities LLC

Co-Managers:	BNP Paribas Credit Agricole Securities (USA) Inc. Credit Suisse Securities (USA) LLC Nomura Securities International, Inc. RBC Capital Markets, LLC Société Générale Wells Fargo Securities, LLC

Security Codes:	CUSIP: 606822 BB9 ISIN: US606822BB97 Common Code: 185892344

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus (as defined below).

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including a prospectus dated February 10, 2016 (the “Base Prospectus”)) and a preliminary prospectus supplement dated July 17, 2018 (the “Preliminary Prospectus Supplement,” and together with the Base Prospectus, the “Preliminary Prospectus”) with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the Preliminary Prospectus for this offering, and other documents the Issuer has filed with the SEC and which are incorporated by reference therein for more complete information about the Issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.

Alternatively, the Issuer, any underwriter or any dealer participating in the transaction will arrange to send you the Preliminary Prospectus if you request it by calling Morgan Stanley & Co. LLC toll-free at 1-866-718-1649 or MUFG Securities Americas Inc. toll-free at 1-877-649-6848.

*Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.